Exhibit 3.1

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
VERTICAL HEALTH SOLUTIONS, INC.

Vertical Health Solutions, Inc. (the “Corporation”), a corporation organized and existing under the Business Corporation Act (the “Act”) of the State of Florida, does hereby certify:

I.              The name of the Corporation is Vertical Health Solutions, Inc.

II.            On January 29, 2001, the Corporation filed Amended and Restated Articles of Incorporation amending and restating in full its Articles of Incorporation (the “Original Restatement”).

III.           On April 13, 2001, the Board of Directors and Shareholders of the Corporation approved a 5-to-1 reverse stock split of the Corporation’s issued and outstanding Common Stock, while otherwise leaving unaffected the total number of authorized shares of the Corporation’s capital stock and the par value of such stock, by a vote required to effectuate such reverse stock split. Pursuant to the reverse stock split, each issued and outstanding share of Common Stock of the Corporation was automatically changed, combined and reclassified into one-fifth (2/3) of a fully paid and nonassessable share of Common Stock, with a par value of $.001 per share. This reverse stock split did not affect the total number of shares of capital stock authorized by the Corporation, nor the par value of such capital stock, which remained set at Fifty Three Million (53,000,000) shares, consisting of (i) Forty Eight Million (48,000,000) shares of Common Stock, $.001 par value per share, and (ii) Five Million (5,000,000) shares of Preferred Stock, $.001 par value per share.

IV.           On November 1, 2001, the Board of Directors and Shareholders of the Corporation approved a 3-to-2 reverse stock split of the Corporation’s issued and outstanding Common Stock, while otherwise leaving unaffected the total number of authorized shares of the Corporation’s capital stock and the par value of such stock, by a vote required to effectuate such reverse stock split. Pursuant to the reverse stock split, each issued and outstanding share of Common Stock of the Corporation was automatically changed, combined and reclassified into two-thirds (2/3) of a fully paid and nonassessable share of Common Stock, with a par value of $.001 per share. This reverse stock split did not affect the total number of shares of capital stock authorized by the Corporation, nor the par value of such capital stock, which remained set at Fifty Three Million (53,000,000) shares, consisting of (i) Forty Eight Million (48,000,000) shares of Common Stock, $.001 par value per share, and (ii) Five Million (5,000,000) shares of Preferred Stock, $.001 par value per share.

V.            On February 21, 2002, the Corporation filed Articles of Amendment to the Original Restatement thereby creating a class of Preferred Stock designated as Series A Preferred Stock (the “Certificate of Designation”).

VI.           On February 27, 2002, the Corporation filed Articles of Correction to its Articles of Incorporation correcting an inaccuracy in the Certification of Designation.

VII.          On February 28, 2002, the Board of Directors and Shareholders of the Corporation approved a 3-to-2 reverse stock split of the Corporation’s issued and outstanding Common Stock and Series A Preferred Stock, while otherwise leaving unaffected the total number of authorized shares of the Corporation’s capital stock and the par value of such stock, by a vote required to effectuate such reverse stock split.  Pursuant to the reverse stock split, each issued and outstanding share of Common Stock of the Corporation was automatically changed, combined and reclassified into two-thirds (2/3) of a fully paid and nonassessable share of Common Stock, with a par value of $.001 per share and each issued and outstanding share of Series A Preferred Stock of the Corporation was automatically changed, combined and reclassified into two-thirds (2/3) of a fully paid and nonassessable share of Series A Preferred Stock, with a par value of $.001 per share. This reverse stock split did not affect the total number of shares of capital stock authorized by the Corporation, nor the par value of such capital stock, which remained set at Fifty Three Million (53,000,000) shares, consisting of (i) Forty Eight Million (48,000,000) shares of Common Stock, $.001 par value per share, and (ii) Five Million (5,000,000) shares of Preferred Stock, $.001 par value per share.

VIII.        The Corporation, pursuant to the provisions of Section 607.1007 of the Act hereby adopts there Amended and Restated Articles of incorporation which accurately restate and integrate the Original Restatement and all amendments thereto as permitted by Section 607.1007 of the Florida Statutes.

IX.           Each amendment has been effected in conformity with the provisions of the Act and the Original Restatement, as amended, and each amendment has been effected in conformity with the provisions of Section 607.0602 the Act and was duly approved and adopted by the unanimous written consent of the Corporation’s Board of Directors and Shareholders. The vote case for each amendment was sufficient for approval of such amendment.

X.            The Original Restatement and all amendments and supplements thereto are hereby superseded by the following Amended and Restated Articles:

ARTICLE I
NAME

The name of the Corporation is Vertical Health Solutions, Inc.

ARTICLE II
PRINCIPAL OFFICE AND MAILING ADDRESS

The Corporation’s principal office and the mailing address of the Corporation are:

6925 112th Circle North

Suite 102

Largo, Florida 33773

ARTICLE III
PURPOSE

The nature of the business and the purpose for which the Corporation is formed are to engage in any lawful acts or activities for which a corporation may be organized under the Act.

ARTICLE IV
CAPITAL STOCK

A.            General

The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is Fifty Three Million (53,000,000) shares, consisting of (i) Forty Eight Million (48,000,000) shares of Common Stock, $.001 par value per share (the “Common Stock”), and (ii) Five Million (5,000,000) shares of Preferred Stock, $.001 par value per share (the “Preferred Stock”). The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. Subject to the terms contained in any designation of a series of Preferred Stock and to limitations prescribed by law, the Board of Directors is expressly authorized, at any time and from time to time, to fix by resolution the designation and relative powers, preferences and rights and the qualifications and limitations thereof relating to the shares of each such class or series of Preferred Stock. The authority of the Board of Directors with respect to the provisions for shares of any class of Preferred Stock or any series of any class of Preferred Stock shall include, but not be limited to, the following:

1.             the designation of such class or series, the number of shares to constitute such class or series which may be increased or decreased (but not below the number of shares of that class or series then outstanding) by resolution of the Board of Directors, and the stated value thereof if different from the par value thereof;

2.             whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

3.             the dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of the same class;

4.             whether the shares of such class or series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

5.             the amount or amounts payable upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

6.             whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

7.             whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of the same class or any other securities or cash or other property and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

8.             the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of the same class;

9.             the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such class or series or of any other series of the same class or of any other class;

10.           the ranking (be it pari passu, junior or senior) of each class or series vis-a-vis any other class or series of any class of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters; and

11.           any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar as they are not inconsistent with the provisions of these Articles of Incorporation, to the full extent permitted in accordance with the laws of the State of Florida.

B.            Series A Preferred Stock.

Pursuant to the authority vested in the Board of Directors of the Corporation, in accordance with the provisions of the Articles of Incorporation of the Corporation, as amended and restated, a series of Preferred Stock, par value $.0001 per share, designated as “Series A Preferred Stock,” is hereby created, with the following powers, preferences and relative, participating, optional and other rights:

1.             Number of Shares.  The series of Preferred Stock designated and known as “Series A Preferred Stock” shall consist of 1,000,000 shares.

2.             Voting.  Except as otherwise required under the General Corporation Law of the State of Delaware, each share of Series A Preferred Stock shall entitle the holders thereof to one vote, and shall be entitled to vote on all matters as to which holders of the common stock, par value $.0001 per share, of the Corporation (the “Common Stock”) shall be entitled to vote, in the same manner and with the same effect as such holders of Common Stock, voting together with the holders of Common Stock as one class.

3.             Dividends.  The holders of the Series A Preferred Stock shall be entitled to receive cumulative dividends in preference to any dividend on the Common Stock at a rate of 10% per share, per year.

4.             Liquidation.  In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation (a “Liquidation”), (A) the holders of shares of Series A Preferred Stock then outstanding shall be entitled to receive out of the assets of the Corporation legally available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of any stock ranking on Liquidation junior to the Series A Preferred Stock (with respect to rights on Liquidation, the Series A Preferred Stock shall rank senior to the Common Stock), an amount per share for the Series A Preferred Stock equal to the purchase price per share of the Series A Preferred Stock plus, in each case, an amount equal to declared but unpaid dividends thereon, if any, to the date of payment. If upon any Liquidation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amounts to which they respectively shall be entitled, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares of Series A Preferred Stock were paid in full. After payment shall have been made to holders of shares of Series A Preferred Stock as aforesaid, the holders of shares of Preferred Stock and Common Stock shall be entitled to share ratably in all the remaining assets of the Corporation available for distribution to its shareholders, if any.

5.             Conversions.  Except as otherwise may be provided by law, the holders of the Series A Preferred Stock may at any time elect to convert any or all of their shares of Series A Preferred Stock into Common Stock of the Corporation by providing the Corporation with written notice of their election to so convert (the “Conversion Notice”). Each share of Series A Preferred Stock shall be converted into such number of shares of Common Stock equal to the quotient of the original purchase price of the Series A Preferred Stock divided by the product of 80% times the five-day average trading price per share of the Common Stock during the five days preceding the date of the Conversion Notice. Holders of shares of Series A Preferred Stock so converted shall deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled. Until such time as a holder of shares of Series A Preferred Stock shall surrender his or its certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock to which such holder shall be entitled upon the surrender thereof. To the extent permitted by law, such conversion shall be deemed to have been effected on the date the shareholder elect to convert, and at such time the rights of the holder of such share or shares of Series A Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby. The Corporation shall not be required to issue fractional shares or script but shall round the number of shares to be issued to the nearest whole number.

6.             Redemption.  The Corporation may, in its discretion, at any time redeem for cash any or all of the shares of Series A Preferred Stock out of funds legally available for such redemption by providing the Series A Preferred Stockholders written notice of such redemption at a price per share equal to 120% of the original purchase price of such shares plus cumulative and unpaid dividends. To the extent permitted by law, such redemption shall be deemed to have been effected on the date the Corporation provides written notice of the redemption to the shareholder, and at such time the rights of the holder of such share or shares of Series A Preferred Stock, except for the right to be paid in cash the redemption price, shall cease. The redemption price shall be paid promptly after the redemption date.

7.             Amendments.  No provision of these terms of the Series A Preferred Stock may be amended, modified or waived without the written consent or affirmative vote of the holders of at least two-thirds of the then outstanding shares of Series A Preferred Stock.

ARTICLE V
INDEMNIFICATION

The Corporation shall, to the full extent permitted by Florida law, indemnify any person who is or was a director or officer of the Corporation or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Corporation may, to the full extent permitted by Florida law, indemnify any person who is or was an employee or agent of the Corporation or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

ARTICLE V
REGISTERED AGENT AND OFFICE

The name of the registered agent of the Corporation and the street address of the registered office of the Corporation are as follows:

Julio C. Esquivel, Esq.

Shumaker, Loop & Kendrick, LLP

101 E. Kennedy Blvd., Suite 2800

Tampa, FL 33602

IN WITNESS WHEREOF, the undersigned President has executed these Amended and Restated Articles of Incorporation February 27, 2002.

/s/ Brian Nugent
Brian Nugent, President

CERTIFICATE OF DESIGNATION
REGISTERED AGENT/REGISTERED OFFICE

Pursuant to the relevant provisions of the Florida Statutes, the undersigned Corporation, organized under the laws of the State of Florida, submits the following statement in designating the registered office/registered agent, in the State of Florida.

1.                                       The name of the Corporation is Vertical Health Solutions, Inc.

2.                                       The name and street address of the registered agent and office in the State of Florida are:

Julio C. Esquivel, Esq.

Shumaker, Loop & Kendrick, LLP

101 E. Kennedy Blvd., Suite 2800

Tampa, FL 33602

/s/ Brian Nugent
Brian Nugent

Dated: February 27, 2002

HAVING BEEN NAMED AS REGISTERED AGENT AND TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE NAMED CORPORATION AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I HEREBY ACCEPT THE APPOINTMENT AS REGISTERED AGENT AND AGREE TO ACT IN THIS CAPACITY.  I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL STATUTES RELATING TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUTIES, AND I AM FAMILIAR WITH AND ACCEPT THE OBLIGATION OF MY POSITION AS REGISTERED AGENT.

/s/ Julio C. Esquivel
Julio C. Esquivel
Registered Agent

Dated: February 27, 2002